UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2004

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 23, 2004, Joseph C. Lawler was appointed President and Chief Executive Officer of CMGI, Inc. (the “Registrant”). In connection therewith, the Registrant and Mr. Lawler executed an employment offer letter, dated as of August 23, 2004, which provides for the employment of Mr. Lawler as President and Chief Executive Officer of the Registrant at an annual salary of $550,000. Mr. Lawler shall also be eligible for an annual cash bonus under the Registrant’s Executive Officer Bonus Plan (or any successor plan). Mr. Lawler’s annual target bonus shall be 125% of his annual salary. Mr. Lawler’s bonus for the current fiscal year shall be guaranteed at a minimum of $250,000. Pursuant to the employment offer letter, on August 23, 2004, Mr. Lawler was granted an option to purchase 2,700,000 shares of the Registrant’s common stock at an exercise price of $1.25 per share. Such option has a seven-year term and shall vest 20% of the total number of shares subject to the option on each of the first five anniversaries of the grant date. In addition, on August 27, 2004, Mr. Lawler was granted 1,800,000 shares of the Registrant’s common stock with the purchase price deemed to have been paid in kind through Mr. Lawler’s agreement to employment by the Registrant. Such restricted shares shall be subject to forfeiture provisions which shall lapse as to 20% of the total number of shares subject to the grant on each of the first five anniversaries of the grant date. In connection with such initial grants of stock options and restricted stock, Mr. Lawler and the Registrant also entered into an agreement containing non-competition covenants in favor of the Registrant during Mr. Lawler’s employment and for 12 months thereafter. In addition, on each of the first five anniversaries of Mr. Lawler’s date of hire on which he is employed by the Registrant, the Registrant shall grant additional stock options and restricted stock awards to Mr. Lawler with respect to such number of shares of the Registrant’s common stock that, when added to the initial grants described above, will be equal to 2% of the Registrant’s outstanding shares of common stock (on a fully diluted basis) on August 2, 2004, immediately following the Registrant’s acquisition of Modus Media, Inc. Each such additional grant of stock options and restricted stock shall be in the proportion of 1.5 options to each share of restricted stock. If at any time the closing share price of the Registrant’s common stock equals or exceeds $3.00 for 30 consecutive trading days (adjusted for changes in capitalization), then the Registrant shall immediately grant to Mr. Lawler all of such additional stock options and restricted stock awards that have not been previously granted. Each additional stock option and restricted stock award shall vest 20% of the total of such award on each anniversary of the date of grant and, in the case of stock options, shall have a seven-year term and an exercise price equal to the fair market value of a share of the Registrant’s common stock on the date of grant.

Pursuant to the employment offer letter, Mr. Lawler and the Registrant entered into an Executive Severance Agreement, dated as of August 23, 2004, that provides in the event that his employment is terminated by the Registrant for a reason other than for Cause (as defined) or by Mr. Lawler for Good Reason (as defined), then the Registrant shall pay Mr. Lawler a one-time severance payment equal to 12 months of his then-current annual base salary plus his target bonus as in effect on his last day of employment. In addition, 50% of the portion of each of Mr. Lawler’s stock options and restricted stock awards which would otherwise become vested on or before the first anniversary of the date his employment is terminated shall be immediately vested, such vested awards that were granted as restricted stock shall be free of restrictions and such vested awards that were granted as options shall remain exercisable for a period of six months following his last day of employment. In addition, the agreement provides that in the event that his employment is terminated by the Registrant for a reason other than for Cause or by Mr. Lawler for Good Reason within 12 months following a Change of Control (as defined), then the Registrant shall pay Mr. Lawler a one-time severance payment equal to 24 months of his then-current annual base salary plus two times his target bonus as in effect on his last day of employment. In addition, (i) in the event the Change in Control occurs on or after August 23, 2005, 1/3 of Mr. Lawler’s stock options and restricted stock awards which are not then vested (taken proportionately from each of the remaining vesting tranches) shall immediately vest as of the date of termination, (ii) in the event the Change in Control occurs on or after August 23, 2006, 2/3 of Mr. Lawler’s stock options and restricted stock awards which are not then vested (taken proportionately from each of the remaining vesting tranches) shall immediately vest as of the date of termination, (iii) in the event the Change in Control occurs on or after the August 23, 2007, all of Mr. Lawler’s stock options and restricted stock awards which are not then vested shall immediately vest as of the date of termination, and (vi) in each such case, such vested awards that were granted as restricted stock shall be free of restrictions and such vested awards that were granted as options shall remain exercisable for a period of six months following his last day of employment. In the event that any amounts payable to Mr. Lawler under the agreement are characterized as “excess parachute payments” under Section 280G of the Internal Revenue Code, then Mr. Lawler may elect to reduce the severance payments or have a portion of the stock options or restricted stock not vest.

Pursuant to the employment offer letter, Mr. Lawler and the Registrant also entered into an agreement, dated as of August 23, 2004, pursuant to which the Registrant shall reimburse Mr. Lawler for certain relocation expenses up to a maximum of $150,000.

Pursuant to the employment offer letter, Mr. Lawler and the Registrant also entered into an agreement, dated as of August 23, 2004, pursuant to which the Registrant shall provide indemnification to Mr. Lawler in his capacities as a director and executive officer of the Registrant to the fullest extent provided by applicable law and by the Registrant’s Certificate of Incorporation and By-laws.

The foregoing description is subject to, and qualified in its entirety by, the Employment Offer Letter, the Executive Severance Agreement, the Relocation Expense Reimbursement Agreement, the Indemnification Agreement and the Restricted Stock Agreement filed as exhibits hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 23, 2004, George A. McMillan resigned as President and Chief Executive Officer and as a member of the Board of Directors of the Registrant.

On August 23, 2004, Joseph C. Lawler was appointed President and Chief Executive Officer of the Registrant, replacing Mr. McMillan. In addition, on August 23, 2004, Mr. Lawler was elected to the Board of Directors of the Registrant, filling the vacancy created by the resignation of Mr. McMillan. Mr. Lawler shall serve as a Class I member of the Board of Directors until the 2006 Annual Meeting of Stockholders of the Registrant and until his successor is duly elected and qualified.

From 1995 to March 2004, Mr. Lawler served in various positions with R.R. Donnelley & Sons Company, a provider of full-service global print solutions, most recently as Executive Vice President. While at R.R. Donnelley, Mr. Lawler had management responsibilities for logistics, financial, direct mail and international operations. Mr. Lawler is 54 years old. There are no family relationships between Mr. Lawler and any other director or executive officer of the Registrant.

For a description of Mr. Lawler’s employment-related agreements, see Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(c) The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

	By:	/s/ Thomas Oberdorf
Date: August 27, 2004		Thomas Oberdorf
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Offer Letter from the Registrant to Joseph C. Lawler, dated August 23, 2004.

99.2	Executive Severance Agreement, dated as of August 23, 2004, by and between the Registrant and Joseph C. Lawler.

99.3	Relocation Expense Reimbursement Agreement, dated as of August 23, 2004, by and between the Registrant and Joseph C. Lawler.

99.4	Indemnification Agreement, dated as of August 23, 2004, by and between the Registrant and Joseph C. Lawler.

99.5	Restricted Stock Agreement, dated as of August 27, 2004, by and between the Registrant and Joseph C. Lawler.

99.6	Press Release of the Registrant, dated August 24, 2004.